                                                                    Exhibit 4.4

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.


                          PREFERRED STOCK PURCHASE WARRANT


Warrant No. PSB-1                                     Number of Shares 175,000
                                                      Series B Preferred Stock


                            RIGEL PHARMACEUTICALS, INC.

                             Void after April 30, 2004


     1. ISSUANCE. This Warrant is issued to LIGHTHOUSE CAPITAL PARTNERS II, L.P. by RIGEL PHARMACEUTICALS, INC., a Delaware corporation (hereinafter with its successors called the "COMPANY").

     2. PURCHASE PRICE; NUMBER OF SHARES. The registered holder of this Warrant (the "HOLDER"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company the following securities (collectively, the "SHARES") at a price per share of $0.80 (the "PURCHASE PRICE"), 175,000 fully paid and nonassessable shares of Series B Preferred Stock, $.001 par value, of the Company (the "PREFERRED STOCK"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons on whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

     4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

                                 Y (A-B)
                                 ------
                              X=
                                    A


                                       1.

where:    X =  the number of shares of Preferred Stock to be issued to the
               Holder pursuant to this SECTION 4.

          Y = the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this SECTION 4.

          A = the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this SECTION 4.

          B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this SECTION 4.

"Fair Market Value" of a share of Preferred Stock (or Common Stock if the Preferred Stock has been automatically converted into Common Stock) as of a particular date (the "Determination Date") shall mean:

          (i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

          (ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

               (A) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

               (B) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

               (C) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company's Board of Directors.

     5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

     6. FRACTIONAL SHARES. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this SECTION 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall pay in lieu thereof, the Fair Market Value of such fractional share in cash.

     7.   EXPIRATION DATE; AUTOMATIC EXERCISE. Except as otherwise set forth in
SECTION 11, this Warrant shall expire at the close of business on April 30, 2004 and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of
SECTION 4 hereof, without


                                       2.

any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence or pursuant to
SECTION 11.

     8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock, $.001 par value, of the Company (the "COMMON STOCK"), free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     9. STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

     10. ADJUSTMENTS FOR DILUTING ISSUANCES. The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Amended and Restated Certificate of Incorporation, as amended from time to time (the "Articles"), a true and complete copy in its current form which is attached hereto as EXHIBIT A. Such rights shall not be restated, amended or modified in any manner which effects the Holder differently than the holders of Series B Preferred without such Holder's prior written consent. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

     11. MERGERS AND RECLASSIFICATIONS. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this SECTION 11, the term "REORGANIZATION" shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in SECTION 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

     Notwithstanding the term of this Warrant fixed pursuant to SECTION 7 above and the provisions of this SECTION 11, the right to purchase Preferred Stock as granted herein shall expire, to the extent not previously exercised, immediately upon the closing of a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation (other than a merger or consolidation for the principal purpose of changing the domicile of the Company), or the sale of all or substantially all of the Company's capital stock, properties and assets to any other person, in each case where the stockholders of the Company immediately prior to such merger, consolidation or sale of assets own (directly or indirectly) less than 50% of the voting securities of the surviving entity or purchaser of assets in such transaction (collectively, a "Merger"), except to the extent assumed by the successor corporation (or parent thereof) in connection with such Merger. In the event that any outstanding warrants to purchase equity securities of the Company are assumed, this Warrant shall also be similarly assumed.

                                       3.

     The Company shall notify the Holder within twenty (20) days of any proposed Merger, and if the Company fails to deliver such notice, then notwithstanding anything to the contrary in this Warrant, the rights to purchase the Company's Preferred Stock (or the shares of stock and other securities and property receivable upon such Merger by a holder of Preferred Stock (the "OTHER CONSIDERATION")) shall not expire. The Holder may exercise the Warrant contingent upon the closing of the Merger. If the Merger does not close within 60 days after notice, any contingent exercise shall be void.

     12. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     13.  NOTICES OF RECORD DATE, ETC. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

          (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

     14. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

          A. The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of Holders rights or by general equity principals or public policy concerns.

          B. The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          C. The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any material contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

          D. So long as this Warrant has not terminated, Holder shall be entitled to receive such financial and other information as the Holder would be entitled to receive under the Series B Preferred Stock Purchase Agreement if Holder were a holder of that number of shares issuable upon full exercise of this Warrant.

          E. As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 2,510,000 shares are issued and outstanding and 175,000 shares are reserved for

                                      4.

issuance upon the exercise of this Warrant and the conversion of the Preferred Stock, (ii) 665,000 shares of Series A Preferred Stock, of which 665,000 are issued and outstanding shares, and (iii) 7,675,000 shares of Series B Preferred Stock, of which 7,500,000 are issued and outstanding shares and 175,000 shares are reserved for issuance upon the exercise of this Warrant. Attached hereto as EXHIBIT B is a capitalization table summarizing the capitalization of the Company.

     15. REGISTRATION RIGHTS. The Company grants to the Holder registration rights contained in SECTIONS 2.2, 2.3 and 2.4 of the Company's Investor Rights Agreement dated as of January 17, 1997 (the "INVESTOR RIGHTS AGREEMENT"), so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be "Registrable Securities," and (ii) the Holder shall be a "Holder" and "Investor" for all purposes of such Investor Rights Agreement.

     16. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

     17. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Preferred Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

          A. INVESTMENT PURPOSE. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

          B. ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

          C. PRIVATE ISSUE. The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this SECTION 17.

          D. FINANCIAL RISK. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

     18.  NOTICES, TRANSFERS, ETC.

          A. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

          B. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

          C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt


                                       5.

of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and an indemnification of loss by the Holder in favor of the Company.

     19. NO IMPAIRMENT. The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

     20. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

     21. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

     22. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

     23. QUALIFYING PUBLIC OFFERING. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company's Articles in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase; at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

     24. VALUE. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

Dated: May     , 1997                  RIGEL PHARMACEUTICALS, INC.
          -----

                                       By:  /s/ NJ Montgomery
                                          -------------------------------
                                       Name:     Nancy Montgomery
                                            -----------------------------
                                       Title:    Chief Financial Officer
                                             ----------------------------

Attest:


     /s/ Brian C. Cunningham
--------------------------------
         Secretary


                                       6.

                                    SUBSCRIPTION

To:                                       Date:
   ---------------------------------            --------------------------------

     The undersigned hereby subscribes for ___________ shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                  -------------------------------------------
                                  Signature



                                  -------------------------------------------
                                  Name for Registration


                                  -------------------------------------------
                                  Mailing Address


                             NET ISSUE ELECTION NOTICE

To:                                       Date:
   ---------------------------------            --------------------------------

     The undersigned hereby elects under SECTION 4 to surrender the right to purchase ______ shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:


                                  -------------------------------------------
                                  Signature


                                  -------------------------------------------
                                  Name for Registration


                                  -------------------------------------------
                                  Mailing Address

                                     ASSIGNMENT

     For value received _______________________________________________ hereby sells, assigns and transfers unto _____________________________________________
_______________________________________________________________________________
       [Please print or typewrite name and address of Assignee]

_______________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoint _____________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:
      --------------------

                                      -----------------------------------------


In the Presence of:


----------------------

                                   EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION





                              SEE ATTACHED PAGES.

                                   EXHIBIT B

                             CAPITALIZATION TABLE